UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 10, 2006

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                  Entry into a Material Definitive Agreement.

Employment Agreements with Executive Officers

On March 10, 2006, Superior Essex Inc. (“Superior”) entered into Amended and Restated Employment Agreements with Stephen M. Carter, Superior’s chief executive officer, and the following executive officers: David S. Aldridge, Justin F. Deedy, Jr., H. Patrick Jack and Barbara L. Blackford.

The employment agreements were amended in order to provide more uniform treatment in the case of the executive’s termination of employment under various circumstances, to generally reduce the level of perquisites Superior provides, to modify target bonuses for executives, to comply with Section 409A of the Internal Revenue Code and to make certain other changes.

Copies of the Amended and Restated Employment Agreements are attached to this report as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The following summary of the amended employment agreements is qualified by reference to the text of the agreements.

Duration

The amended employment agreement with Mr. Carter is for an initial term ending November 9, 2007. The amended employment agreements with Messrs. Aldridge, Deedy and Jack and Ms. Blackford are for initial terms ending on December 31, 2006. In each case, the term automatically extends for additional one-year periods unless either Superior or the executive gives notice of non-renewal. The amended employment agreements may also be terminated at any time by Superior with or without “cause” (as defined in the amended employment agreement) or due to the executive’s disability, or by the executive with or without “good reason” (as defined in the amended employment agreement), and will automatically terminate upon the executive’s death. An election by Superior not to extend the agreement is treated as a resignation by the executive for good reason.

Salary, Bonus and Benefit Plans

Pursuant to his or her amended employment agreement, each executive receives an annual base salary and an annual bonus based upon the achievement of performance targets. In addition each executive is entitled to participate in Superior’s employee benefit plans as in effect from time to time, and to certain perquisites as summarized below.

Termination and Change in Control Provisions

Termination for Cause; Resignation without Good Reason. If an executive is terminated for cause or resigns without good reason, he or she receives only the salary and benefits that are accrued through the date of termination. No special severance benefits are payable.

Termination Due to Death or Disability. If the executive dies, or if Superior terminates the executive due to disability, the executive (or his or her estate) receives the accrued salary and benefits through the date of termination, plus a pro-rata portion of the executive’s annual bonus, based on performance against target for the period of the year prior to termination. In addition, in the case of Messrs. Aldridge, Deedy and Jack, all of the stock options and certain of the restricted share awards granted in 2004 will become fully vested.

Termination Without Cause; Resignation for Good Reason

Prior to or More Than One Year After Change in Control. If an executive is terminated without cause or resigns for good reason either before a change in control occurs or more than one year after a change in control, the executive will receive a severance payment in addition to accrued salary and benefits. Mr. Carter would receive a severance payment of two times his base salary and two times his pro-rata annual bonus earned through the date of termination, based on his performance against target for the comparable portion of the prior year. Each of the other executives would receive a severance payment equal to one times base salary and one times his or her pro-rata annual bonus earned through the date of termination, based on performance against target for the period of the year prior to termination. Severance payments are generally paid in a lump sum in cash.

For up to one year after termination, Superior will also provide the executive with the same health and welfare benefits Superior provides for active employees. To receive these benefits, the executive must comply with the restrictive covenants contained in the amended employment agreements and described below. In addition, Superior’s compensation committee has discretion to vest some or all of the executive’s equity awards. Any performance-based equity awards held by the executive would automatically vest, to the extent the performance targets had been met, regardless of whether the executive had satisfied any service requirements.

Within One Year Following Change in Control. If the executive is terminated without cause or resigns for good reason within one year following a change in control of the Company, the executive will be entitled to:

•                  accrued salary and benefits,

•                  severance payment equal to two times the sum of the executive’s base salary and target annual bonus for the year of termination,

•                  vesting of all outstanding equity awards, and

•                  continuation of health and welfare benefits for a period of one year.

Any severance payable under the executive’s amended employment agreement would be reduced by any other cash severance or similar termination benefits payable under Superior’s plans, programs or arrangements, excluding the Supplemental Executive Retirement Plan.

Indemnification Provisions

Pursuant to the amended employment agreements, Superior will fully indemnify each executive against all liabilities incurred as a result of providing services for Superior. This indemnification covers liabilities that occur either during or following the executive’s employment. Superior has also agreed to cover each executive both during and, while potential liability exists, after the employment term under a directors’ and officers’ liability insurance policy that is no less favorable than the policy covering its other directors and senior officers.

Restrictive Covenants

Each of the amended employment agreements contains covenants that apply during the employment term and for a period of twelve months after the executive’s termination of employment. During that period, the executive has agreed not to directly or indirectly:

•                  enter into competition with Superior’s wire or cable business,

•                  solicit such business from Superior’s clients or customers other than on Superior’s behalf, or

•                  solicit or encourage any of Superior’s employees or consultants to terminate their relationship with Superior.

The amended employment agreements also contain covenants that the executive will not at any time divulge Superior’s confidential information or make disparaging statements about Superior or its business.

Officer Perquisites and Business Expenses

The amended employment agreements provide certain perquisites for these executives, including the following:

•                  a monthly taxable car allowance of between $1,000 and $1,500,

•                  reasonable expenses incurred for financial planning and counseling (not to exceed $7,500 per year),

•                  for Messrs. Aldridge and Deedy, premiums for disability insurance consistent with past practice, and

•                  for Mr. Jack, certain moving expenses.

Superior reimburses its executives, in accordance with company policies, for reasonable business expenses, including telecommunications and computing costs to provide them with effective office capability at home and while traveling. Superior also reimburses Ms. Blackford for (i) bar licenses and memberships in any state or county in which Superior requests Ms. Blackford to practice law, (ii) reasonable continuing legal education and legal publications, and (iii) reasonable membership fees in certain professional associations.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not applicable

(b)                                 Not applicable

(c)                                  Not applicable

(d)                                 Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement with Stephen M. Carter

10.2	Amended and Restated Employment Agreement with David S. Aldridge

10.3	Amended and Restated Employment Agreement with Justin F. Deedy, Jr.

10.4	Amended and Restated Employment Agreement with H. Patrick Jack

10.5	Amended and Restated Employment Agreement with Barbara L. Blackford

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: March, 13, 2006

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer